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                                                            EXHIBIT 8.1


                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                                 Citicorp Center
                              153 East 53rd Street
                          New York, New York 10022-4675

                                  212 446-4800
                                                                      Facsimile:
                                                                    212 446-4900


                                  May __, 1998


Sealy Mattress Company
Halle Building
10th Floor
1228 Euclid Avenue
Cleveland, Ohio  44115

  Re: Offer by Sealy Mattress Company to Exchange its (i) Series B 97/8% Senior
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      Subordinated Notes due 2007 for any and all its 97/8% Senior Subordinated
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      Notes due 2007 and (ii) Series B 107/8% Senior Subordinated Discount Notes
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      due 2007 for any and all its 107/8% Senior Subordinated Discount Notes due
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      2007
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   We have acted as special counsel to Sealy Mattress Company (the "Company") in
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connection with its offer (the "Exchange Offer") to Exchange its: (i) Series B
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97/8% Senior Subordinated Notes due 2007 (the "Senior Subordinated Exchange
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Notes") for any and all of its 97/8% Senior Subordinated Notes due 2007 (the
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"Senior Subordinated Notes"); and (ii) Series B 107/8% Senior Subordinated
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Discount Notes due 2007 (the "Senior Subordinated Discount Exchange Notes" and,
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together with the Senior Subordinated Exchange Notes, the "Exchange Notes") for
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any and all of its 107/8% Senior Subordinated Discount Notes due 2007 (the
"Senior Subordinated Discount Notes" and, together with the Senior Subordinated
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Notes, the "Notes").
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   You have requested our opinion as to certain United States federal income tax consequences of the Exchange Offer. In preparing our opinion, we have reviewed and relied upon the Company's Registration Statement on Form S-4, filed with the Securities and Exchange Commission (the "Commission") on March 18, 1998, as amended by Amendment No. 1 thereto filed with the Commission on May 5, 1998 and Amendment No. 2 thereto filed with the Commission on the date hereof (the "Registration Statement"), and such other documents as we deemed necessary.
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   On the basis of the foregoing, it is our opinion that the exchange of the
Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for United States federal income tax purposes.

   The opinions set forth above are based upon the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures, and
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announcements; existing judicial decisions; and other applicable authorities. No tax rulings have been sought from the IRS with respect to any of the matters discussed herein. Unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinions stated in this letter will not be successfully challenged by the IRS or by a court. We express no opinion concerning any United States federal income tax consequences of the Exchange Offer except as expressly set forth above.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and the summarization of this opinion under the section titled "Certain Federal Income Tax Consequences" in the Registration Statement.

                                     Very truly yours,

                                     /s/ Kirkland & Ellis

                                     Kirkland & Ellis